EXHIBIT 99-2
JOINT PRESS RELEASE OF SUPERIOR BANCORP AND COMMUNITY
BANCSHARES, INC. DATED NOVEMBER 2, 2006
COMMUNITY BANCSHARES DECLARES SPECIAL DIVIDEND; SUPERIOR
BANCORP TO COMPLETE MERGER WITH COMMUNITY BANCSHARES
NOVEMBER 7, 2006
BIRMINGHAM, AL – October 31, 2006 – Community Bancshares, Inc. (NASDAQ: COMB) announced today that its board has approved a special $0.23 per share cash dividend payable to Community Bancshares stockholders of record as of close of business November 6, 2006. The dividend is expected to be paid on or about November 13, 2006. The special cash dividend, totaling approximately $2.1 million, was provided for in the definitive merger agreement between Superior Bancorp (NASDAQ: SUPR) and Community Bancshares announced in May 2006.
In addition, the companies jointly announced that they expect to complete their merger at the close of business on November 7, 2006, following the record date for the special dividend.
“Our employees have been diligently focused on performance and profitability during this transition period, resulting in our ability to declare this special cash dividend, and I thank them for their dedication”, commented Patrick M. Frawley, Chairman and CEO of Community Bancshares.
Completion of the proposed merger is subject to the usual and customary closing conditions specified in the merger agreement. Community Bancshares stockholders will be contacted by mail regarding the exchange of Community Bancshares stock for Superior Bancorp’s stock.

“We are excited that the merger with Community Bancshares is nearing completion,” said Stan Bailey, Chief Executive Officer of Superior Bancorp. “We anticipate no delays in integrating the two companies following our merger on November 7th.”
About Superior Bancorp
Superior Bancorp is a $1.8 billion thrift holding company headquartered in Birmingham, Alabama. The principal subsidiary of Superior Bancorp is Superior Bank, a southeastern community federal savings bank. Superior Bank has 39 branches, with 19 locations throughout the state of Alabama and 20 locations in Florida. Superior Bank also has loan production offices in Montgomery, Alabama and Tallahassee and Panama City, Florida.
Superior completed the acquisition of 1st Kensington Bank of Tampa, Florida on August 31, 2006, more than doubling its assets in Florida to over $600 million.
Upon completion of the merger with Community Bancshares, Inc., Superior Bank will become a $2.4 billion community bank with 56 banking offices from Huntsville, Alabama to Tampa, Florida. In addition, Superior Bank currently has 15 new branches planned for Northeast Alabama and Florida during 2006 and 2007.
Superior will also operate 18 consumer finance offices in Northeast Alabama as First Community Credit and Superior Financial Services.
About Community Bancshares, Inc.
Community Bancshares, Inc. is the $572 million parent company for Community Bank and is among the largest community banking institutions in Alabama in terms of deposits, according to FDIC data. Community Bancshares is headquartered in Blountsville, Alabama. Community Bank operates 17 branches predominantly in North Alabama and First Community Credit Corporation operates 15 consumer credit offices.
Statements in this document that are not historical facts, including, but not limited to, statements concerning future operations, results or performance, are hereby identified as “forward-looking statements” for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Each of Superior Bancorp and Community Bancshares cautions that such “forward-looking statements,”

wherever they occur in this document or in other statements attributable to such company are necessarily estimates reflecting the judgment of such company’s senior management and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the “forward- looking statements.” Such “forward-looking statements” should, therefore, be considered in light of various important factors set forth from time to time in each company’s reports and registration statements filed with the SEC. While it is impossible to list all such factors that could affect the accuracy of such “forward-looking statements,” some of those factors include: general economic conditions, especially in the Southeast; the performance of the capital markets; changes in interest rates, yield curves and interest rate spread relationships; changes in accounting and tax principles, policies or guidelines; changes in legislation or regulatory requirements; changes in the competitive environment in the markets served by each company; changes in the loan portfolio and the deposit base of each company; and the effects of natural disasters such as hurricanes.
Each of Superior Bancorp and Community Bancshares disclaims any intent or obligation to update “forward- looking statements.”
More information on Superior Bancorp and its subsidiaries may be obtained over the Internet, http://www.superiorbank.com, or by calling 1-877-326-BANK (2265).
More information on Community Bancshares, Inc. and its subsidiaries may be obtained over the Internet, http://www.communitybankal.com, or by calling 1-(205) 429-1000 .